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                                                                                                                         EXHIBIT 20

                                                    KEY AUTO FINANCE TRUST 1997-2
                                       MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                    Servicer: Key Bank USA, N.A.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  October 1, 1999 to October 31, 1999
Distribution Date: November 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                          Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                            Class A/B/C Note Amount
                                                                                                        or Certificate Amount
                                                                                                    ------------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                                     (0.00)                0.0000000
          Class A-2 Note  Amount                                                                      0.00                 0.0000000
          Class A-3 Note  Amount                                                                      0.00                 0.0000000
          Class A-4 Note  Amount                                                             14,978,438.61               101.2056663
          Class A-5 Note  Amount                                                                      0.00                 0.0000000
          Class A-P Note  Amount                                                              3,218,124.48                25.7449958
          Class B  Note  Amount                                                               1,672,976.53                26.2963931
          Class C  Note  Amount                                                                 639,002.35                26.2963929
          Certificates  Amount                                                                  333,472.23                19.2981613

(ii)  Interest Distribution
          Class A-1 Note  Amount                                                                      0.00                 0.0000000
          Class A-2 Note  Amount                                                                      0.00                 0.0000000
          Class A-3 Note  Amount                                                                      0.00                 0.0000000
          Class A-4 Note  Amount                                                                528,339.95                 3.5698645
          Class A-5 Note  Amount                                                                790,625.00                 5.2083333
          Class A-P Note  Amount                                                                280,662.37                 2.2452990
          Class B  Note  Amount                                                                 149,464.01                 2.3493243
          Class C  Note  Amount                                                                  60,260.17                 2.4798423
          Certificates  Amount                                                                   68,739.32                 3.9779700

(iii)  Total Pool Balance of Notes and Certificates (end of Collection Period)              338,402,302.35

(iv)   Class A-1 Notes Balance (end of Collection Period)                                             0.00
       Class A-1 Pool Factor (end of Collection Period)                                                                    0.0000000
       Class A-2 Notes Balance (end of Collection Period)                                             0.00
       Class A-2 Pool Factor (end of Collection Period)                                                                    0.0000000
       Class A-3 Notes Balance (end of Collection Period)                                             0.00
       Class A-3 Pool Factor (end of Collection Period)                                                                    0.0000000
       Class A-4 Notes Balance (end of Collection Period)                                    88,112,282.43
       Class A-4 Pool Factor (end of Collection Period)                                                                    0.5953533
       Class A-5 Notes Balance (end of Collection Period)                                   151,800,000.00
       Class A-5 Pool Factor (end of Collection Period)                                                                    1.0000000
       Class A-P Notes Balance (end of Collection Period)                                    51,545,265.25
       Class A-P Pool Factor (end of Collection Period)                                                                    0.4123621
       Class B Notes Balance (end of Collection Period)                                      26,796,358.74
       Class B Pool Factor (end of Collection Period)                                                                      0.4211939
       Class C Notes Balance (end of Collection Period)                                      10,235,012.85
       Class C Pool Factor (end of Collection Period)                                                                      0.4211939
       Certificates Balance (end of Collection Period)                                        9,913,383.07
       Certificates Pool Factor (end of Collection Period)                                                                 0.5736912

(v)  Basic Servicing Fee                                                                        299,370.26                 0.2862144

(vi)   Aggregate Realized Losses                                                              1,098,463.07
       Aggregate Net Losses                                                                     625,014.80
       Cumulative Net Losses for all periods                                                 30,163,570.35
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                                                    KEY AUTO FINANCE TRUST 1997-2
                                       MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                    Servicer: Key Bank USA, N.A.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  October 1, 1999 to October 31, 1999
Distribution Date: November 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                            Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                              Class A/B/C Note Amount
                                                                                                          or Certificate Amount
                                                                                                        -------------------------


(vii)   Reserve Account Balance after Giving Effect to Payments                              16,200,000.00
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments                    16,200,000.00
       Made on Distribution Date
        Distribution to Seller from Reserve Account                                                   0.00
        Draws on Reserve Account                                                                     (0.00)
        Deposits to Reserve Account                                                                   0.00
        Class C Reserve Account Balance after Giving Effect to Payments                       2,538,017.27
       Made on Distribution Date
        Specified Class C Reserve Account Balance after Giving Effect to                      2,538,017.27
       Payments Made on Distribution Date
        Distribution to Seller from Class C Reserve Account                                     156,315.10
        Draws on Class C Reserve Account                                                              0.00
        Deposits to Class C Reserve Account                                                           0.00

(viii)  Class A-1 Notes Interest Carryover Shortfall                                                  0.00            0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                                 0.00            0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                                 0.00            0.0000000
         Class A-4 Notes Interest Carryover Shortfall                                                 0.00            0.0000000
         Class A-5 Notes Interest Carryover Shortfall                                                 0.00            0.0000000
         Class A-P Notes Interest Carryover Shortfall                                                 0.00            0.0000000
         Class B Notes Interest Carryover Shortfall                                                   0.00            0.0000000
         Class C Notes Interest Carryover Shortfall                                                   0.00            0.0000000
         Certificates Interest Carryover Shortfall                                                    0.00            0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                                0.00            0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                                0.00            0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                                0.00            0.0000000
         Class A-4 Notes Principal Carryover Shortfall                                                0.00            0.0000000
         Class A-5 Notes Principal Carryover Shortfall                                                0.00            0.0000000
         Class A-P Notes Principal Carryover Shortfall                                                0.00            0.0000000
         Class B Notes Principal Carryover Shortfall                                                  0.00            0.0000000
         Class C Notes Principal Carryover Shortfall                                                  0.00            0.0000000
         Certificates Principal Carryover Shortfall                                                   0.00            0.0000000



(ix)  Additional Principal Distributable Amount                                                      (0.00)

(x)   Aggregate Purchase Amount of Receivables Repurchased by the Seller                              0.00
       or purchased by Servicer

(xi)  Delinquent Contracts
                                                                                     Number                      Balance
                                                                                 ---------------------------------------------------
           30-59 Days                                                                 2022                        15,040,135.46
           60-89 Days                                                                 602                          4,448,224.75
           90 Days or More                                                            472                          3,401,835.05
        Financed Vehicles Repossessed but not yet charged off                          60                            549,615.30
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
                                                    KEY AUTO FINANCE TRUST 1997-2
                                       MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                    Servicer: Key Bank USA, N.A.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  October 1, 1999 to October 31, 1999
Distribution Date: November 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                            Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                              Class A/B/C Note Amount
                                                                                                          or Certificate Amount
                                                                                                        -------------------------




ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------

Weighted Average Coupon of Remaining Portfolio (WAC)                                             0.1152357
Weighted Average Remaining Term of Remaining Portfolio                                          28.9161704

Net Loss Ratio as of Each Collection Period
    (i)   Second Preceding Collection Period                                                     0.0076909
    (ii)  Preceding Collection Period                                                            0.0075742
    (iii) Current Collection Period                                                              0.0053753
    (iv)  Three Month Average                                                                    0.0068801

Ending Portfolio Balance                                                                    338,402,302.33
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